AMENDMENT TO CHANGE OF CONTROL SEVERANCE AGREEMENT
Whereas, Amtech Systems, Inc. ("Company) and Bradley C. Anderson ("Executive") entered into a Change of Control Severance Agreement (the "Agreement") dated March 10, 2008; and
Whereas, Company and Executive now desire to modify the Agreement pursuant to Paragraph 5 thereof, and to enter into this Amendment to Change of Control Severance Agreement ("Amendment");
The parties hereto therefore agree to the following modification to the Agreement, to be effective as of the date set forth below; with all unmodified portions of the Agreement to remain in full force and effect as written:
1.Section 2(a)(i) of the Agreement is hereby amended to add to the end of that subsection the following parenthetical clause: “(which for purposes of this Section 2(a)(i) only shall be not less than $265,000 per annum)”.
2.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 28th day of June, 2013.

AMTECH SYSTEMS, INC.
By: /s/ Jong S. Whang
Jong S. Whang

Its: Chairman
By: /s/ Bradley C. Anderson
Bradley C. Anderson, Executive